Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Monday, July 30, 2012		bob.lougee@usamobility.com

USA Mobility Reports Second Quarter Operating Results;

Board Declares Quarterly Dividend, Renews Stock Repurchase Plan

Wireless Trends Show Significant Improvement;

Software Revenue, Bookings and Backlog Advance;

Operating Expenses Reduced; Debt Repaid

Springfield, VA (July 30, 2012) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced operating results for the second quarter ended June 30, 2012. In addition, the Company’s Board of Directors declared a quarterly dividend of $0.125 per share, payable on September 7, 2012 to stockholders of record on August 17, 2012. The Board also authorized renewal of the Company’s previously suspended stock repurchase program.

Consolidated revenue for the second quarter was $56.0 million, compared to $56.7 million in the first quarter and $65.2 million in the second quarter of 2011. Revenue from the Company’s Wireless business (USA Mobility Wireless) was $42.8 million in the second quarter, compared to $44.3 million in the first quarter and $52.1 million in the second quarter of 2011. Second quarter revenue from the Software business (Amcom Software) was $13.2 million, compared to $12.5 million in the first quarter and $13.1 million in the year-earlier quarter.

Second quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $18.4 million, or 32.9 percent of revenue, compared to $18.8 million, or 33.1 percent of revenue, in the first quarter and $21.5 million, or 32.9 percent of revenue, in the year-earlier quarter. Second quarter EBITDA included $16.8 million from Wireless and $1.6 million from Software, compared to $20.4 million and $1.1 million, respectively, in the second quarter of 2011.

Net income for the second quarter was $8.4 million, or $0.37 per fully diluted share, compared to $18.6 million, or $0.82 per fully diluted share, in the second quarter of 2011. Net income in the second quarter of 2011 benefited from the receipt of $7.5 million from the sale of certain narrow band PCS licenses and a reduction in income tax expense of $4.9 million related to a reduction in our deferred income tax asset valuation allowance, partially offset by purchase accounting adjustments of $2.6 million. Excluding these adjustments, net income for the second quarter of 2011 would have been $10.0 million, or $0.44 per fully diluted share.

Second quarter results included:

Wireless

•

Net unit losses improved to 34,000 in the second quarter from 51,000 in the first quarter and 49,000 in the second quarter of 2011. The quarterly rate of net unit loss improved to an 8-year low of 2.1 percent from 2.7 percent in the year-earlier quarter, while the annual rate of unit erosion also reached a new low of 11.0 percent versus 11.5 percent in the first quarter and 12.2 percent in the year-ago quarter. Units in service at June 30, 2012 totaled 1,583,000, compared to 1,779,000 a year earlier.

•

The quarterly rate of revenue erosion was 3.3 percent, compared to 4.9 percent in the first quarter and 0.8 percent in the second quarter of 2011, while the annual rate of revenue erosion was 17.9 percent versus 11.9 percent in the year-earlier quarter.

•	Total ARPU (average revenue per unit) was $8.45 in the second quarter, compared to $8.50 in the first quarter and $8.74 in the second quarter of 2011.

•	Second quarter EBITDA margin for Wireless was 39.2 percent, compared to 39.5 percent in the first quarter and 39.2 percent in the year-earlier quarter.

Software

•	Bookings for the second quarter were $15.1 million, compared to $12.4 million in the first quarter and $15.2 million in the year-earlier quarter.

•	The backlog was $25.4 million at June 30, 2012, compared to $23.7 million at March 31, 2012, and $20.5 million at June 30, 2011.

•

Second quarter Software revenue of $13.2 million included $6.5 million of maintenance revenue and $6.7 million of operations revenue, compared to $6.4 million and $6.1 million, respectively, of the $12.5 million in Software revenue for the prior quarter.

•	The renewal rate for maintenance in the second quarter was 98.8 percent.

Total Company

•

Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $37.5 million in the second quarter, with $26.0 million for Wireless and $11.5 million for Software, compared to $38.0 million in the first quarter, with $26.8 million for Wireless and $11.2 million for Software.

•	Capital expenses were $2.9 million, compared to $1.9 million in the second quarter of 2011.

•	Dividends paid to stockholders totaled $5.5 million for the second quarter.

•	On April 6, 2012, the Company repaid its outstanding debt balance of $3.3 million and once again became a debt-free company.

•	The Company’s cash balance was $41.0 million at June 30, 2012.

•	The number of full-time equivalent employees at June 30, 2012 totaled 686, including 411 for Wireless and 275 for Software, compared to a total of 685 at March 31, 2012.

Vincent D. Kelly, president and chief executive officer, said: “USA Mobility again reported excellent operating results for the quarter as both our Wireless and Software businesses made substantial progress. On the Wireless side, our quarterly and annual rates of subscriber erosion reached their best levels in nearly eight years as overall trends continued to improve. In addition, we exceeded all key performance goals for gross additions, unit churn, and ARPU. Our Software business also performed well during the quarter as bookings increased from the prior quarter and our backlog surpassed $25 million. Amcom also made important advances in its product and business development, including the acquisition in May of IMCO Technologies’ Critical Test Results Management solution, which allows hospitals to improve patient care and safety by expediting the delivery of critical test results to caregivers. At the same time, our combined business continued to reduce expenses, maintain strong operating margins, and generate sufficient cash flow to again return capital to stockholders in the form of dividend distributions.”

Kelly said Wireless sales and marketing efforts continued to focus on the core market segments of Healthcare, Government and Large Enterprise during the quarter. “These core segments represented approximately 91.0 percent of our direct subscriber base and 86.7 percent of our direct paging revenue at June 30th, compared to 89.5 percent and 84.3 percent, respectively, a year earlier. Healthcare continued to be our largest and best performing market segment with the highest percentage of direct gross additions (83.3 percent) and the lowest rate of direct net unit loss (0.2 percent) as healthcare providers continue to benefit from the reliability and cost advantages of paging for their most critical messaging needs.”

With regard to Software results, Kelly said: “After a slower than expected first quarter, Amcom delivered an increase in quarter-over-quarter revenue in the second quarter and a growing backlog and sales pipeline at June 30th. We booked most of our business in the North American healthcare market, including a large East Coast teaching hospital. However, we also gained further penetration of the hospitality segment with the addition of a major hotel group. Customers from multiple business segments continue to choose Amcom due to the breadth of our critical communications solutions, which range from call center management, clinical alerting middleware, critical smartphone communications and emergency notification.”

Kelly added: “As previously announced, we also made several important executive management changes during the quarter. Jim Boso was promoted to president of USA Mobility Wireless, while Kate Bolseth was named chief operating officer and Sean Collins executive vice president of selling and marketing at Amcom Software. All three executives have performed exceptionally well for us in the past and we expect them to continue to achieve further success going forward.”

Commenting on the Company’s revised quarterly dividend rate of $0.125 per share, a reduction from the previous rate of $0.25 per share, Kelly stated: “As noted on our fourth quarter earnings call earlier this year, the Board’s decision to revise the cash dividend rate was made for the principal purpose of preserving sufficient capital to allow us to make acquisitions in our Software business and create opportunities for long-term growth. Notwithstanding our excellent current results, we recognize that ongoing Wireless subscriber losses will continue to put pressure on future operating margins and cash flows. As a result, we believe the revised dividend rate will help preserve capital for long-term growth opportunities. We also believe it better reflects our projected cash flows over the next several years, strengthens the Company’s financial position while maintaining a significant yield on our common stock, and allows us to retain strategic capital as we continue to reposition the Company for the future.”

Kelly said the Board approved renewal of the Company’s stock repurchase plan, which was adopted in 2008 and suspended in March 2011 at the time of the Amcom acquisition. The plan, which extends through December 31, 2013, resets the repurchase authority to $25 million as of August 1, 2012. Since the buy back program began, the Company has repurchased 5.6 million shares of its common stock.

Shawn E. Endsley, chief financial officer, said the Company continued to reduce operating expenses in the second quarter. “Recurring operating expenses (excluding depreciation, amortization and accretion) for Wireless decreased 17.9 percent from the year-earlier quarter,” he noted, “and again exceeded the adjusted annual rate of Wireless revenue decline. In addition, Wireless revenue for the quarter remained strong, driven largely by a stable ARPU and improved unit churn.” Endsley said the Company repaid its outstanding $3.3 million debt balance on April 6, 2012, noting that “with the repayment USA Mobility is once again a debt-free company.”

Regarding financial guidance for 2012, Endsley said the Company is revising its prior guidance for consolidated results for the full year, with total revenues expected to range from $215 million to $227 million, operating expenses (excluding depreciation, amortization and accretion) to range from $154 million to $162 million, and capital expenses to range from $7.1 million to $9.5 million. “We have also revised our revenue guidance mix between Wireless and Software based on our outlook for each business. Accordingly, we now expect Wireless revenue to range from $162 million to $170 million, an increase from the prior guidance of $156 million to $166 million, and Software revenue to range from $53 million to $57 million, a reduction from the previous guidance of $58 million to $66 million. We have also adjusted the operating expense guidance for Wireless to a range of $106 million to $110 million, a reduction from the original range of $108 million to $112 million. Our Software operating expenses have been adjusted slightly to a range of $48 million to $52 million. Finally, we have slightly adjusted the capital expense range for our Software business to $0.1 million to $0.5 million from the previous range of $0.5 million to $1.0 million.”

* * * * * * * * *

USA Mobility plans to host a conference call for investors on its second quarter results at 10:00 a.m. Eastern Time on Tuesday, July 31, 2012. Dial-in numbers for the call are 719-234-0008 or 888-428-9496. The pass code for the call is 3467154. A replay of the call will be available from 1:00 p.m. ET on July 31 until 11:59 p.m. on Tuesday August 14. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 3467154.

* * * * * * * * *

About USA Mobility

USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. In addition, through its Amcom Software subsidiary, it provides mission critical unified communications solutions for hospitals, contact centers, emergency management, mobile event notification and messaging. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information, visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a), (b)

(In thousands, except share, per share amounts and ARPU)

	For the six months ended June 30,
	2012			2011
	Wireless	Software	Total	Wireless	Software	Total

Revenue:
Paging service	$82,423	$—	$82,423	$95,947	$—	$95,947
Cellular	563	—	563	1,883	—	1,883
Product and related sales (c)	3,456	25,648	29,104	5,149	17,879	23,028
Other	606	—	606	1,648	—	1,648

Total revenue	87,048	25,648	112,696	104,627	17,879	122,506

Operating expenses:
Cost of products sold (c)	329	9,703	10,032	1,834	7,674	9,508
Service, rental and maintenance (c)	23,498	4,697	28,195	30,027	2,625	32,652
Selling and marketing	6,020	5,552	11,572	7,779	3,733	11,512
General and administrative	22,934	2,729	25,663	27,591	1,817	29,408
Severance and restructuring	9	37	46	50	—	50
Depreciation, amortization and accretion	5,669	3,452	9,121	7,650	2,187	9,837

Total operating expenses	58,459	26,170	84,629	74,931	18,036	92,967

% of total revenue	67.2%	102.0%	75.1%	71.6%	100.9%	75.9%

Operating income (loss)	28,589	(522)	28,067	29,696	(157)	29,539

% of total revenue	32.8%	-2.0%	24.9%	28.4%	-0.9%	24.1%

Interest expense, net	(254)	—	(254)	(1,109)	(9)	(1,118)
Other income (expense), net	393	(19)	374	7,897	(77)	7,820

Income (loss) before income tax (expense) benefit	28,728	(541)	28,187	36,484	(243)	36,241
Income tax (expense) benefit	(11,491)	212	(11,279)	22,915	90	23,005

Net income (loss)	$17,237	$(329)	$16,908	$59,399	$(153)	$59,246

Basic net income per common share			$0.76			$2.68

Diluted net income per common share			$0.75			$2.64

Basic weighted average common shares outstanding			22,118,470			22,075,185

Diluted weighted average common shares outstanding			22,601,603			22,443,417

Reconciliation of operating income (loss) to EBITDA (d):
Operating income (loss)	$28,589	$(522)	$28,067	$29,696	$(157)	$29,539
Add back: depreciation, amortization and accretion	5,669	3,452	9,121	7,650	2,187	9,837

EBITDA	$34,258	$2,930	$37,188	$37,346	$2,030	$39,376

% of total revenue	39.4%	11.4%	33.0%	35.7%	11.4%	32.1%

Key statistics:
Units in service	1,583	—	1,583	1,779	—	1,779
Average revenue per unit (ARPU)	$8.45	$—	$8.45	$8.72	$—	$8.72
Bookings	$—	$27,502	$27,502	$—	$18,485	$18,485
Backlog	$—	$25,353	$25,353	$—	$20,478	$20,478

(a)	Slight variations in totals are due to rounding.
(b)	Includes consolidated results of operations of USA Mobility Wireless, Inc. (“Wireless”) and Amcom Software, Inc. (“Software”). Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	Wireless results reflect eliminations for intercompany revenue and expenses.
(d)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (a)

(In thousands)

	6/30/12	12/31/11
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$40,968	$53,655
Accounts receivable, net	20,629	20,523
Prepaid expenses and other	3,995	4,338
Inventory	2,799	2,268
Escrow receivables	7,693	14,819
Deferred income tax assets, net	3,733	8,617

Total current assets	79,817	104,220
Property and equipment, net	21,262	22,421
Goodwill	132,561	130,968
Other intangible assets, net	37,116	38,757
Deferred income tax assets, net	45,756	51,600
Other assets	1,883	2,094

Total assets	$318,395	$350,060

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$12,939	$12,394
Accrued compensation and benefits	13,101	12,854
Consideration payable	7,693	14,819
Customer deposits	1,938	1,806
Deferred revenue	14,546	14,693

Total current liabilities	50,217	56,566
Long-term debt, net of current portion	—	28,250
Deferred revenue	511	581
Other long-term liabilities	8,641	12,223

Total liabilities	59,369	97,620

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	132,473	131,612
Retained earnings	126,551	120,826

Total stockholders’ equity	259,026	252,440

Total liabilities and stockholders’ equity	$318,395	$350,060

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)

(Unaudited and in thousands)

	For the six months ended
	6/30/12	6/30/11

Cash flows from operating activities:
Net income	$16,908	$59,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	9,121	9,837
Amortization of deferred financing costs	129	273
Deferred income tax expense (benefit)	10,728	(23,371)
Amortization of stock based compensation	442	679
Provisions for doubtful accounts, service credits and other	780	490
Settlement of non-cash transaction taxes	(243)	308
Gain on disposals of property and equipment	(146)	(37)
Gain on disposals of narrow band PCS licenses	—	(7,500)
Changes in assets and liabilities:
Accounts receivable	(876)	(1,600)
Prepaid expenses, intangibles and other assets	161	1,669
Accounts payable and accrued liabilities	(3,160)	(8,935)
Customer deposits and deferred revenue	(85)	1,777

Net cash provided by operating activities	33,759	32,836

Cash flows from investing activities:
Purchases of property and equipment	(4,439)	(3,355)
Proceeds from disposals of property and equipment	318	35
Proceeds from disposals of narrow band PCS licenses	—	7,500
Acquisitions, net of cash acquired	(3,000)	(134,217)

Net cash used in investing activities	(7,121)	(130,037)

Cash flows from financing activities:
Issuance of debt	—	24,044
Repayment of debt	(28,250)	(14,125)
Deferred financing costs	—	(1,408)
Cash dividends to stockholders	(11,075)	(11,060)

Net cash used in financing activities	(39,325)	(2,549)

Net decrease in cash and cash equivalents	(12,687)	(99,750)
Cash and cash equivalents, beginning of period	53,655	129,220

Cash and cash equivalents, end of period	$40,968	$29,470

Supplemental disclosure:
Interest paid	$283	$685

Income taxes paid	$936	$817

Non-cash financing activities	$—	$27,750

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a), (b)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended June 30,
	2012			2011
	Wireless	Software	Total	Wireless	Software	Total

Revenue:
Paging service	$40,548	$—	$40,548	$47,319	$—	$47,319
Cellular	286	—	286	1,199	—	1,199
Product and related sales (c)	1,669	13,178	14,847	2,805	13,080	15,885
Other	280	—	280	768	—	768

Total revenue	42,783	13,178	55,961	52,091	13,080	65,171

Operating expenses:
Cost of products sold	156	5,060	5,216	1,171	5,907	7,078
Service, rental and maintenance (c)	11,464	2,428	13,892	14,211	1,976	16,187
Selling and marketing	2,972	2,947	5,919	3,946	2,642	6,588
General and administrative	11,426	1,068	12,494	12,351	1,489	13,840
Severance and restructuring	—	24	24	17	—	17
Depreciation, amortization and accretion	2,854	1,752	4,606	3,618	1,680	5,298

Total operating expenses	28,872	13,279	42,151	35,314	13,694	49,008

% of total revenue	67.5%	100.8%	75.3%	67.8%	104.7%	75.2%

Operating income (loss)	13,911	(101)	13,810	16,777	(614)	16,163
% of total revenue	32.5%	-0.8%	24.7%	32.2%	-4.7%	24.8%

Interest expense, net	(66)	—	(66)	(862)	—	(862)
Other income (expense), net	439	(3)	436	7,692	(26)	7,666

Income (loss) before income tax (expense) benefit	14,284	(104)	14,180	23,607	(640)	22,967
Income tax (expense) benefit	(5,772)	39	(5,733)	(4,668)	296	(4,372)

Net income (loss)	$8,512	$(65)	$8,447	$18,939	$(344)	$18,595

Basic net income per common share			$0.38			$0.84

Diluted net income per common share			$0.37			$0.82

Basic weighted average common shares outstanding			22,130,397			22,086,848

Diluted weighted average common shares outstanding			22,613,517			22,551,862

Reconciliation of operating income (loss) to EBITDA (d):
Operating income (loss)	$13,911	$(101)	$13,810	$16,777	$(614)	$16,163
Add back: depreciation, amortization and accretion	2,854	1,752	4,606	3,618	1,680	5,298

EBITDA	$16,765	$1,651	$18,416	$20,395	$1,066	$21,461

% of total revenue	39.2%	12.5%	32.9%	39.2%	8.1%	32.9%

Key statistics:
Units in service	1,583	—	1,583	1,779	—	1,779
Average revenue per unit (ARPU)	$8.45	$—	$8.45	$8.74	$—	$8.74
Bookings	$—	$15,085	$15,085	$—	$15,158	$15,158
Backlog	$—	$25,353	$25,353	$—	$20,478	$20,478

(a)	Slight variations in totals are due to rounding.
(b)	Includes consolidated results of operations of USA Mobility Wireless, Inc. (“Wireless”) and Amcom Software, Inc. (“Software”). Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	Wireless results reflect eliminations of intercompany revenue and expenses.
(d)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a), (b)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Revenues:
Paging service	$40,548	$41,875	$43,249	$45,121	$47,319	$48,628
Cellular	286	277	414	315	1,199	684
Product and related sales	14,847	14,257	14,847	15,464	15,885	7,143
Other	280	326	421	570	768	880

Total revenues	55,961	56,735	58,931	61,470	65,171	57,335

Operating expenses:
Cost of products sold	5,216	4,816	5,430	5,951	7,078	2,430
Service, rental and maintenance	13,892	14,303	14,478	15,217	16,187	16,465
Selling and marketing	5,919	5,653	5,851	5,927	6,588	4,924
General and administrative	12,494	13,169	13,610	13,077	13,840	15,568
Severance and restructuring	24	22	1,215	28	17	33
Depreciation, amortization and accretion	4,606	4,515	4,417	5,080	5,298	4,539

Total operating expenses	42,151	42,478	45,001	45,280	49,008	43,959

% of total revenues	75.3%	74.9%	76.4%	73.7%	75.2%	76.7%

Operating income	13,810	14,257	13,930	16,190	16,163	13,376
% of total revenues	24.7%	25.1%	23.6%	26.3%	24.8%	23.3%

Interest expense, net	(66)	(188)	(404)	(732)	(862)	(256)
Other income (expense), net	436	(62)	131	(1)	7,666	154

Income before income tax (expense) benefit	14,180	14,007	13,657	15,457	22,967	13,274
Income tax (expense) benefit	(5,733)	(5,545)	5,289	(5,010)	(4,372)	27,377

Net income	$8,447	$8,462	$18,946	$10,447	$18,595	$40,651

Basic net income per common share	$0.38	$0.38	$0.86	$0.47	$0.84	$1.84

Diluted net income per common share	$0.37	$0.37	$0.84	$0.46	$0.82	$1.82

Basic weighted average common shares outstanding	22,130,397	22,106,543	22,094,197	22,090,913	22,086,848	22,063,393

Diluted weighted average common shares outstanding	22,613,517	22,589,483	22,577,312	22,573,064	22,551,862	22,333,399

Reconciliation of operating income to EBITDA (c):
Operating income	$13,810	$14,257	$13,930	$16,190	$16,163	$13,376
Add back: depreciation, amortization and accretion	4,606	4,515	4,417	5,080	5,298	4,539

EBITDA	$18,416	$18,772	$18,347	$21,270	$21,461	$17,915

% of total revenues	32.9%	33.1%	31.1%	34.6%	32.9%	31.2%

Key statistics:
Units in service	1,583	1,617	1,668	1,721	1,779	1,828
Average revenue per unit (ARPU)	$8.45	$8.50	$8.51	$8.59	$8.74	$8.72
Bookings	$15,085	$12,417	$15,213	$14,188	$15,158	$3,327
Backlog	$25,353	$23,747	$23,712	$21,313	$20,478	$18,869

(a)	Slight variations in totals are due to rounding.
(b)	Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONSOLIDATED OPERATING EXPENSES

SUPPLEMENTAL INFORMATION (a), (b)

(Unaudited and in thousands)

	For the three months ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Cost of products sold
Payroll and related	$2,324	$2,368	$2,277	$2,537	$2,156	$677
Cost of sales	2,434	2,037	2,724	3,132	4,263	1,536
Other	458	411	429	282	659	217

Total cost of products sold	5,216	4,816	5,430	5,951	7,078	2,430

Service, rental and maintenance
Site rent	4,421	4,791	5,002	5,438	5,962	6,881
Telecommunications	2,346	2,312	2,598	2,732	2,880	3,102
Payroll and related	5,360	5,529	5,279	5,578	5,562	4,769
Stock based compensation	6	6	6	6	6	5
Other	1,759	1,665	1,593	1,463	1,777	1,708

Total service, rental and maintenance	13,892	14,303	14,478	15,217	16,187	16,465

Selling and marketing
Payroll and related	3,544	3,559	3,306	3,593	3,567	2,904
Commissions	1,343	1,253	1,539	1,443	1,948	1,414
Stock based compensation	18	16	16	16	16	17
Other	1,014	825	990	875	1,057	589

Total selling and marketing	5,919	5,653	5,851	5,927	6,588	4,924

General and administrative
Payroll and related	5,972	6,490	6,268	5,778	6,781	6,072
Stock based compensation	(19)	415	415	392	432	203
Bad debt	270	234	363	346	(80)	416
Facility rent	868	806	942	1,041	1,035	823
Telecommunications	443	412	440	494	490	470
Outside services	2,458	2,447	2,079	2,496	2,533	5,228
Taxes, licenses and permits	1,426	1,501	1,445	1,327	2,190	1,332
Other	1,076	864	1,658	1,203	459	1,024

Total general and administrative	12,494	13,169	13,610	13,077	13,840	15,568

Severance and restructuring	24	22	1,215	28	17	33
Depreciation, amortization and accretion	4,606	4,515	4,417	5,080	5,298	4,539

Operating expenses	$42,151	$42,478	$45,001	$45,280	$49,008	$43,959

Capital expenditures	$2,888	$1,551	$2,818	$1,779	$1,854	$1,501

(a)	Slight variations in totals are due to rounding.
(b)	Software operations have been included from March 3, 2011, the acquisition date.

USA MOBILITY, INC. (WIRELESS)

UNITS IN SERVICE ACTIVITY (a)

(Unaudited and in thousands)

	For the three months ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Units in service

Beginning units in service
Direct one-way	1,423	1,465	1,510	1,559	1,599	1,645
Direct two-way	85	90	93	97	100	106

Total direct	1,508	1,555	1,603	1,656	1,699	1,751

Indirect one-way	60	63	68	71	75	68
Indirect two-way	49	50	50	52	54	70

Total indirect	109	113	118	123	129	138

Total beginning units in service	1,617	1,668	1,721	1,779	1,828	1,889

Gross placements
Direct one-way	49	41	39	50	56	47
Direct two-way	4	3	4	5	5	3

Total direct	53	44	43	55	61	50

Indirect one-way	2	1	2	3	3	1
Indirect two-way	—	—	—	—	2	—

Total indirect	2	1	2	3	5	1

Total gross placements	55	45	45	58	66	51

Gross disconnects
Direct one-way	(77)	(83)	(84)	(99)	(94)	(93)
Direct two-way	(7)	(8)	(7)	(9)	(10)	(9)

Total direct	(84)	(91)	(91)	(108)	(104)	(102)

Indirect one-way	(4)	(4)	(7)	(6)	(10)	6
Indirect two-way	(1)	(1)	—	(2)	(1)	(16)

Total indirect	(5)	(5)	(7)	(8)	(11)	(10)

Total gross disconnects	(89)	(96)	(98)	(116)	(115)	(112)

Net (loss)/gain
Direct one-way	(28)	(42)	(45)	(49)	(38)	(46)
Direct two-way	(3)	(5)	(3)	(4)	(5)	(6)

Total direct	(31)	(47)	(48)	(53)	(43)	(52)

Indirect one-way	(2)	(3)	(5)	(3)	(7)	7
Indirect two-way	(1)	(1)	—	(1)	1	(16)

Total indirect	(3)	(4)	(5)	(4)	(6)	(9)

Total net change	(34)	(51)	(53)	(58)	(49)	(60)

Ending units in service
Direct one-way	1,395	1,423	1,465	1,510	1,559	1,599
Direct two-way	82	85	90	93	97	100

Total direct	1,477	1,508	1,555	1,603	1,656	1,699

Indirect one-way	58	60	63	68	71	75
Indirect two-way	48	49	50	50	52	54

Total indirect	106	109	113	118	123	129

Total ending units in service	1,583	1,617	1,668	1,721	1,779	1,828

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)

(Unaudited)

	For the three months ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

ARPU
Direct one-way	$7.89	$7.91	$7.90	$7.97	$8.10	$8.05
Direct two-way	20.88	21.08	21.27	21.60	22.05	22.23

Total direct	8.62	8.67	8.68	8.77	8.92	8.89

Indirect one-way	7.48	7.61	7.49	7.28	7.57	8.44
Indirect two-way	4.19	4.33	4.43	4.77	4.77	4.31

Total indirect	5.97	6.14	6.16	6.22	6.40	6.49

Total one-way	7.88	7.90	7.89	7.94	8.08	8.07
Total two-way	14.69	15.00	15.29	15.71	16.04	15.41

Total paging ARPU	$8.45	$8.50	$8.51	$8.59	$8.74	$8.72

Gross disconnect rate (b)
Direct one-way	-5.4%	-5.7%	-5.6%	-6.4%	-6.0%	-5.7%
Direct two-way	-8.5%	-8.3%	-7.7%	-9.5%	-9.3%	-7.5%

Total direct	-5.6%	-5.8%	-5.7%	-6.5%	-6.2%	-5.8%

Indirect one-way	-6.6%	-7.0%	-9.8%	-8.1%	-8.1%	11.9%
Indirect two-way	-1.8%	-1.7%	-1.8%	-3.1%	-4.5%	-26.4%

Total indirect	-4.4%	-4.7%	-6.4%	-6.0%	-6.6%	-8.1%

Total one-way	-5.4%	-5.8%	-5.8%	-6.4%	-6.1%	-5.0%
Total two-way	-6.0%	-5.9%	-5.6%	-7.3%	-7.6%	-15.2%

Total paging gross disconnect rate	-5.5%	-5.8%	-5.7%	-6.5%	-6.2%	-6.0%

Net (loss)/gain rate (c)
Direct one-way	-1.9%	-2.9%	-3.0%	-3.2%	-2.5%	-2.9%
Direct two-way	-3.9%	-4.9%	-3.3%	-4.1%	-3.1%	-3.6%

Total direct	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%

Indirect one-way	-4.9%	-5.4%	-7.4%	-4.5%	-5.3%	14.6%
Indirect two-way	-1.2%	-0.9%	-1.0%	-2.3%	-3.0%	-25.8%

Total indirect	-3.2%	-3.4%	-4.7%	-3.6%	-4.3%	-6.6%

Total one-way	-2.0%	-3.0%	-3.2%	-3.2%	-2.6%	-2.2%
Total two-way	-2.9%	-3.5%	-2.5%	-3.5%	-3.1%	-12.7%

Total paging net loss rate	-2.1%	-3.0%	-3.1%	-3.3%	-2.7%	-3.2%

(a)	Slight variations in totals are due to rounding.
(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c)	Net (loss)/gain rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)

(Unaudited)

	For the three months ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Gross placement rate (b)
Healthcare	4.3%	3.3%	3.0%	3.9%	4.5%	3.3%
Government	1.8%	1.3%	1.6%	2.6%	2.1%	1.9%
Large enterprise	1.9%	2.4%	2.1%	2.1%	2.1%	2.3%
Other	2.0%	2.2%	2.8%	1.9%	2.0%	2.5%

Total direct	3.5%	2.8%	2.7%	3.3%	3.6%	2.9%
Total indirect	1.2%	1.3%	1.7%	2.4%	2.3%	1.6%

Total	3.4%	2.7%	2.6%	3.3%	3.5%	2.8%

Gross disconnect rate (b)
Healthcare	-4.5%	-4.7%	-4.9%	-5.7%	-5.0%	-4.7%
Government	-7.0%	-7.7%	-7.4%	-8.3%	-8.7%	-7.6%
Large enterprise	-8.0%	-7.7%	-5.7%	-7.0%	-7.1%	-6.2%
Other	-8.7%	-9.2%	-8.7%	-8.9%	-9.0%	-9.2%

Total direct	-5.6%	-5.8%	-5.7%	-6.5%	-6.2%	-5.8%
Total indirect	-4.4%	-4.7%	-6.4%	-6.0%	-6.6%	-8.1%

Total	-5.5%	-5.8%	-5.7%	-6.5%	-6.2%	-6.0%

Net loss rate (b)
Healthcare	-0.2%	-1.4%	-1.9%	-1.8%	-0.5%	-1.4%
Government	-5.2%	-6.4%	-5.8%	-5.7%	-6.6%	-5.7%
Large enterprise	-6.1%	-5.3%	-3.6%	-4.9%	-5.0%	-3.9%
Other	-6.8%	-7.1%	-5.9%	-7.0%	-6.9%	-6.8%

Total direct	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%
Total indirect	-3.2%	-3.4%	-4.7%	-3.6%	-4.3%	-6.6%

Total	-2.1%	-3.0%	-3.1%	-3.3%	-2.7%	-3.2%

End of period units in service % of total (b)
Healthcare	64.9%	63.6%	62.6%	61.7%	60.9%	59.5%
Government	11.1%	11.5%	11.9%	12.3%	12.6%	13.1%
Large enterprise	8.9%	9.3%	9.5%	9.6%	9.8%	10.0%
Other	8.4%	8.8%	9.2%	9.5%	9.7%	10.3%

Total direct	93.3%	93.2%	93.2%	93.1%	93.0%	92.9%
Total indirect	6.7%	6.8%	6.8%	6.9%	7.0%	7.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.
(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION - DIRECT UNITS IN SERVICE AND

CELLULAR ACTIVATIONS (a)

(Unaudited)

	For the three months ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Account size ending units in service (000’s)
1 to 3 units	58	61	65	69	74	79
4 to 10 units	35	37	40	42	45	48
11 to 50 units	82	86	92	99	106	114
51 to 100 units	52	54	56	61	68	72
101 to 1,000 units	356	373	380	399	411	424
>1,000 units	894	897	922	933	952	962

Total	1,477	1,508	1,555	1,603	1,656	1,699

End of period units in service % of total direct
1 to 3 units	3.9%	4.1%	4.2%	4.3%	4.4%	4.7%
4 to 10 units	2.3%	2.3%	2.6%	2.6%	2.7%	2.8%
11 to 50 units	5.6%	5.7%	5.9%	6.2%	6.4%	6.7%
51 to 100 units	3.5%	3.6%	3.6%	3.8%	4.1%	4.2%
101 to 1,000 units	24.1%	24.8%	24.4%	24.9%	24.8%	25.0%
>1,000 units	60.6%	59.5%	59.3%	58.2%	57.6%	56.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-5.7%	-6.2%	-5.7%	-5.9%	-6.3%	-6.2%
4 to 10 units	-6.2%	-6.2%	-6.6%	-6.4%	-6.8%	-6.2%
11 to 50 units	-4.1%	-7.1%	-7.3%	-6.4%	-6.5%	-7.7%
51 to 100 units	-2.4%	-3.9%	-8.4%	-10.4%	-5.4%	-5.7%
101 to 1,000 units	-4.7%	-1.7%	-4.7%	-2.9%	-3.3%	-2.7%
>1,000 units	-0.3%	-2.7%	-1.1%	-2.1%	-1.0%	-1.8%

Total	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%

Account size ARPU
1 to 3 units	$15.49	$15.49	$15.46	$15.62	$15.74	$15.57
4 to 10 units	14.40	14.45	14.37	14.52	14.65	14.53
11 to 50 units	12.24	12.15	12.12	12.30	12.38	12.19
51 to 100 units	10.35	10.52	10.56	10.59	10.68	10.59
101 to 1,000 units	9.01	9.04	8.90	8.90	9.10	9.00
>1,000 units	7.34	7.35	7.37	7.42	7.49	7.47

Total	$8.62	$8.67	$8.68	$8.77	$8.92	$8.89

Cellular:
Number of activations	1,052	1,070	1,476	1,236	4,370	2,191

Revenue from cellular services (000’s)	$286	$277	$414	$315	$1,199	$684

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

2012 FINANCIAL GUIDANCE

	(In millions)
	Full Year Guidance Range		Adjusted Guidance Range
	From	To	From	To
Revenues
Wireless	$156.0	$166.0	$162.0	$170.0
Software	58.0	66.0	53.0	57.0

Combined	$214.0	$232.0	$215.0	$227.0

Operating Expenses (a)
Wireless	$112.0	$108.0	$110.0	$106.0
Software	51.5	48.5	52.0	48.0

Combined	$163.5	$156.5	$162.0	$154.0

Capital Expenses
Wireless	$9.0	$7.0	$9.0	$7.0
Software	1.0	0.5	0.5	0.1

Combined	$10.0	$7.5	$9.5	$7.1

(a)	Operating expenses exclude depreciation, amortization and accretion.